Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-87998 and Form S-8 No. 333-62596 of Specialized Health Products International, Inc. of our report dated February 28, 2003 relating to the consolidated financial statements, which appears in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 31, 2003